UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2024

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2024, the Nasdaq Hearings Panel (the “Panel”) notified Cingulate Inc. (the “Company”) that (i) as a result of the appointment of three independent board members on February 12, 2024, it had regained compliance with the board composition requirements of Nasdaq set forth in Nasdaq Listing Rule 5605 and (ii) it has granted the Company’s request for an exception to evidence continued compliance with the minimum stockholders’ equity requirement of $2.5 million under the Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”) for continued listing through May 13, 2024 (the “Exception”).

As previously disclosed, on May 16, 2023, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company no longer complied with the Minimum Stockholders’ Equity Rule. The Company submitted a plan of compliance to Nasdaq on June 30, 2023. On July 28, 2023, Nasdaq notified the Company that it had granted an extension until November 13, 2023 to regain compliance with the Minimum Stockholders’ Equity Rule, conditioned upon achievement of certain milestones included in the plan of compliance previously submitted to Nasdaq, including a plan to raise additional capital. On November 14, 2023, the Company received a letter from Nasdaq indicating that, based upon the Company’s non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist the Company’s securities from Nasdaq, subject to the Company’s request for a hearing before the Panel. The Company timely requested a hearing before the Panel, which was held on February 13, 2024.

As previously reported, on December 26, 2023, the Company received an additional letter from the Staff indicating that, based upon the resignation of three members of the Company’s board of directors on December 12, 2023 and December 13, 2023, the Company no longer complied with the independent director, audit committee, compensation committee and independent director oversight of director nominations requirements as set forth in Nasdaq Listing Rule 5605.

Pursuant to the Exception, the Company is required to provide the Panel with prompt notification of any significant events that occur including any event that may call into question the Company’s ability to satisfy the terms of the Exception. The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.

Item 8.01.	Other Events.

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 10, 2023 and its Quarterly Reports on Form 10-Q for the periods ended June 30, 2023 and September 30, 2023, filed with the SEC on August 14, 2023 and November 13, 2023, respectively.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our securities from Nasdaq, and the price of our common stock and/or warrants and our ability to access the capital markets could be negatively impacted.

Our common stock and warrants are currently listed for trading on The Nasdaq Capital Market. We must satisfy the continued listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”), to maintain the listing of our securities on The Nasdaq Capital Market.

On May 16, 2023, we received a notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq stating that we no longer complied with the minimum stockholders’ equity requirement of $2.5 million under the Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”) for continued listing. We submitted a plan of compliance to Nasdaq on June 30, 2023. On July 28, 2023, Nasdaq notified us that it had granted an extension until November 13, 2023 to regain compliance with the Minimum Stockholders’ Equity Rule, conditioned upon achievement of certain milestones included in the plan of compliance previously submitted to Nasdaq, including a plan to raise additional capital. On November 14, 2023, we received a letter from Nasdaq indicating that, based upon our non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist our securities from Nasdaq, subject to our request for a hearing before the Nasdaq Hearings Panel (the “Panel”).

On December 26, 2023, we received an additional letter from the Staff indicating that, based upon the resignation of three members of our board of directors on December 12, 2023 and December 13, 2023, we no longer compiled with the independent director, audit committee, compensation committee and independent director oversight of director nominations requirements as set forth in Nasdaq Listing Rule 5605.

We timely requested a hearing before the Panel, which was held on February 13, 2024. On February 22, 2024, the Panel notified us that (i) as a result of the appointment of three independent board members on February 12, 2024, we had regained compliance with the board composition requirements of Nasdaq set forth in Nasdaq Listing Rule 5605 and (ii) it granted our request for an exception to evidence continued compliance with the Minimum Stockholders’ Equity Rule through May 13, 2024 (the “Exception”).

Pursuant to the Exception, we are required to provide the Panel with prompt notification of any significant events that occur including any event that may call into question our ability to satisfy the terms of the Exception. The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of our securities on Nasdaq inadvisable or unwarranted. There can be no assurance that we will be able to evidence the ability to maintain long term compliance with the Minimum Stockholders’ Equity Rule pursuant to the Exception, or that we will ultimately sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.

On July 28, 2023, we received a notice from Nasdaq indicating that we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq. We were provided a compliance period of 180 calendar days from the date of the notice, or until January 24, 2024, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On November 30, 2023, we effected a reverse stock split of our common stock, and on December 15, 2023, we received notice from Nasdaq that we have regained compliance with minimum closing bid price requirement. There can be no assurance that we will continue to maintain compliance with the minimum closing bid price requirement or the other Nasdaq listing requirements.

We must satisfy Nasdaq’s continued listing requirements, including, among other things, the Minimum Stockholders’ Equity Rule, or risk delisting, which could have a material adverse effect on our business. If our common stock and warrants are delisted from Nasdaq, it could materially reduce the liquidity of our common stock and warrants and result in a corresponding material reduction in the price of our common stock and warrants as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. If our common stock and warrants are delisted, it could be more difficult to buy or sell our common stock and warrants or to obtain accurate quotations, and the price of our common stock and warrants could suffer a material decline. Delisting could also impair our ability to raise capital on acceptable terms, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: February 26, 2024	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer